UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2010

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 13, 2010, Bryn Mawr Bank Corporation (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Stifel, Nicolaus & Company, Incorporated, Keefe, Bruyette & Woods, Inc., and Boenning & Scattergood, Inc. (“Placement Agents”), relating to the offering, issuance and sale directly to selected investors (collectively, the “Purchasers”) of an aggregate of 1,548,167 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a price of $17.00 per share (the “Offering”). The Company estimates that the net proceeds from the Offering will be approximately $24.7 million, after deducting all estimated offering expenses and placement agency fees that are payable by the Company. The sale of the Shares to the Purchasers is being made pursuant to purchase agreements, dated May 13, 2010, between the Company and each of the Purchasers (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”). The Offering is expected to close on or about May 18, 2010, subject to satisfaction of customary closing conditions.

The Placement Agents served as the Company’s exclusive placement agents and agreed to use their reasonable best efforts to arrange for the sale of the Shares. The Placement Agents will receive a fee equal 5.0% of the gross proceeds received by the Company from the sale of the Shares in the Offering, plus reimbursement for certain out-of-pocket expenses. The Placement Agency Agreement also provides that the Company will indemnify the Placement Agents against certain civil liabilities including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties, and that the Company will contribute to payments the Placement Agents may be required to make in respect of such liabilities.

The Company is selling Shares offered pursuant to a prospectus supplement (the “Prospectus Supplement”) dated May 14, 2010, to the accompanying prospectus dated June 17, 2009, which forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-15988).

A copy of the Placement Agency Agreement and form of Purchase Agreement are attached to this Current Report on Form 8-K as Exhibits 1.1 and 10.1, respectively. The above descriptions of the material terms of the Placement Agency Agreement and the Purchase Agreements do not purport to be complete and are subject to and qualified in their entirety by reference to these Exhibits.

Item 8.01.	Other Events.

On May 13, 2010, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Additionally, a copy of the legal opinion and consent of Stradley Ronon Stevens & Young, LLP, relating to the Shares to be issued and sold in the Offering, is attached as Exhibit 5.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement, dated as of May 13, 2010, among Bryn Mawr Bank Corporation, Stifel, Nicolaus & Company, Incorporated, Keefe, Bruyette & Woods, Inc., and Boenning & Scattergood, Inc.

5.1	Legal Opinion of Stradley Ronon Stevens & Young, LLP

10.1	Form of Purchase Agreement

23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

99.1	Press Release dated May 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Geoffrey L. Halberstadt
Geoffrey L. Halberstadt
Secretary

Date: May 14, 2010

EXHIBIT INDEX

Exhibit	Description

1.1	Placement Agency Agreement, dated as of May 13, 2010, among Bryn Mawr Bank Corporation, Stifel, Nicolaus & Company, Incorporated, Keefe, Bruyette & Woods, Inc., and Boenning & Scattergood, Inc.

5.1	Legal Opinion of Stradley Ronon Stevens & Young, LLP

10.1	Form of Purchase Agreement

23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)

99.1	Press Release dated May 13, 2010